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                                  EXHIBIT 21.1

                      LIST OF SUBSIDIARIES OF THE COMPANY

1.       The following entities are wholly-owned subsidiaries of  the Company:

         a. Capstar Radio Broadcasting Partners, Inc., a Delaware corporation.
         b. Point Madison Acquisition Company, Inc., a Delaware corporation.
         c.      Capstar Broadcasting Florida, Inc., a Delaware corporation.

2. Atlantic Star Communications, Inc., a Delaware corporation, is a wholly-owned subsidiary of Capstar Radio Broadcasting Partners, Inc.

3. The following entities are wholly-owned subsidiaries of Atlantic Star Communications, Inc.:

         a.      Commodore Media of Delaware, Inc., a Delaware corporation.
         b.      Commodore Media of Pennsylvania, Inc., a Delaware corporation.
         c.      Commodore Media of Florida, Inc., a Delaware corporation.
         d.      Commodore Media of Kentucky, Inc., a Delaware corporation.
         e.      Commodore Media of Norwalk, Inc., a Delaware corporation.
         f.      Commodore Media of Westchester, Inc., a Delaware corporation.

4. Danbury Broadcasting, Inc., a Connecticut corporation, is a wholly-owned subsidiary of Commodore Media of Norwalk, Inc.

5. Wilmington WJBR-FM, L.L.C., a Delaware limited liability company, is a wholly-owned subsidiary of Commodore Media of Delaware, Inc.

6. Southern Star Communications, Inc., a Delaware corporation, is a wholly-owned subsidiary of Capstar Radio Broadcasting Partners, Inc.

7. The following entities are wholly-owned subsidiaries of Southern Star Communications, Inc.:

         a.      Atlantic City Broadcasting Corp., a Delaware corporation.
         b.      Breadbasket Broadcasting Corporation, a Delaware corporation.
         c.      Houndstooth Broadcasting Corporation, a Delaware corporation.
         d.      O.C.C., Inc., a Delaware corporation.
         e.      Osborn Entertainment Enterprises Corporation, a Delaware
                 corporation.
         f.      SNG Holdings, Inc., a Delaware corporation.
         g.      Southeast Radio Holding Corp., a Delaware corporation.
         h.      Ameron Broadcasting Corporation, a Delaware corporation.
         i.      WNOK Acquisition Company, Inc., a Delaware corporation.
         j.      Dixie Broadcasting, Inc., an Alabama corporation.
         k.      Radio WBHP, Inc., an Alabama corporation.
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8.       The following entities are wholly-owned subsidiaries of O.C.C., Inc.:

         a.      Ladner Communications Holding Corp., a Delaware corporation.
         b.      Mountain Radio Corporation, a Delaware corporation.
         c.      Orange Communications, Inc., a Delaware corporation.
         d.      RKZ Television, Inc., a Delaware corporation.
         e.      Yellow Brick Radio Corporation, a Delaware corporation.

9. The following entities are wholly-owned subsidiaries of Osborn Entertainment Enterprises Corporation:

         a.      Jamboree in the Hills, Inc., a Delaware corporation.
         b.      Music Hall Club, Inc., a West Virginia corporation.

10.      The following entities are wholly-owned subsidiaries of SNG Holdings,
         Inc.:

         a.      Great American East, Inc., a North Carolina corporation.
         b.      Nelson Broadcasting Corporation, a Delaware corporation.
         c.      Short Broadcasting Corporation, a Delaware corporation.

11. The following entities are wholly-owned subsidiaries of Southeast Radio Holding Corp.:

         a.      Asheville Broadcasting Corp., a Delaware corporation.
         b.      Corkscrew Broadcasting Corporation, a Delaware corporation.
         c.      Daytona Beach Broadcasting Corp., a Delaware corporation.
         d.      Rainbow Broadcasting Corporation, a Delaware corporation.

12. Dixie Broadcasting, Inc. and Radio WBHP, Inc. each own a 50% interest in the following entity:

         a. Mountain Lakes Broadcasting, L.L.C., an Alabama limited liability company.

13. The following entities are wholly-owned subsidiaries of Ladner Communications Holding Corp.:

         a.      Beatrice Broadcasting Corporation, a Delaware corporation.
         b.      Currey Broadcasting Corporation, a Delaware corporation.
         c.      Osborn Sound & Communications Corp., a Delaware corporation.
         d.      Waite Broadcasting Corp., a Delaware corporation.

14. GulfStar Communications, Inc., a Delaware corporation, is a wholly-owned subsidiary of Capstar Radio Broadcasting Partners, Inc.

15. GulfStar Communications Holdings, Inc., a Delaware corporation, is a wholly-owned subsidiary of GulfStar Communications, Inc.
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16.      The following entities are wholly-owned subsidiaries of GulfStar
         Communications Holdings, Inc.:

         a. GulfStar Communications Beaumont, Inc., a Delaware corporation.
         b. GulfStar Communications Port Arthur, Inc., a Delaware corporation.
         c.      GulfStar Communications Lufkin, Inc., a Delaware corporation.
         d. GulfStar Communications Victoria, Inc., a Delaware corporation.
         e.      GulfStar Communications Tyler, Inc., a Delaware corporation.
         f. Bryan Broadcasting Operating Company, Inc., a Delaware corporation.
         g.      Sonance Waco Operating Company, Inc., a Delaware corporation.
         h. GulfStar Communications Management, Inc., a Delaware corporation.
         i. GulfStar Communications Baton Rouge, Inc., a Delaware corporation.
         j. GulfStar Communications Texarkana, Inc., a Delaware corporation.
         k. GulfStar Communications New Mexico, Inc., a Delaware corporation.
         l. GulfStar Communications Arkansas, Inc., a Delaware corporation.
         m. GulfStar Communications Corpus Christi, Inc., a Delaware corporation.
         n.      GulfStar Communications Waco, Inc., a Delaware corporation.
         o.      GulfStar Communications Lubbock, Inc., a Delaware corporation.
         p.      GulfStar Communications Killeen, Inc., a Delaware corporation.
         q. GulfStar Communications Oklahoma, Inc., a Delaware corporation.

17. GulfStar Communications Beaumont Licensee, Inc., a Texas corporation, is a wholly owned subsidiary of GulfStar Communications Beaumont, Inc.

18. GulfStar Communications Port Arthur Licensee, Inc., a Texas corporation, is a wholly owned subsidiary of GulfStar Communications Port Arthur, Inc.

19. GulfStar Communications Lufkin Licensee, Inc., a Texas corporation, is a wholly owned subsidiary of GulfStar Communications Lufkin, Inc.

20. GulfStar Communications Victoria Licensee, Inc., a Texas corporation, is a wholly owned subsidiary of GulfStar Communications Victoria, Inc.

21. GulfStar Communications Tyler Licensee, Inc., a Texas corporation, is a wholly owned subsidiary of GulfStar Communications Tyler, Inc.

22. Bryan Broadcasting License Subsidiary, Inc., a Delaware corporation, is a wholly owned subsidiary of Bryan Broadcasting Operating Company, Inc.

23. Sonance Waco License Subsidiary, Inc., a Delaware corporation, is a wholly owned subsidiary of Sonance Waco Operating Company, Inc.

24. Baton Rouge Broadcasting Company, Inc., a Louisiana corporation, and GulfStar Communications Baton Rouge Licensee, Inc., a Louisiana corporation, are wholly owned subsidiaries of GulfStar Communications Baton Rouge, Inc.
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25.      GulfStar Communications Texarkana  Licensee, Inc., a Texas
         corporation, is a wholly owned subsidiary of GulfStar Communications Texarkana, Inc.

26. GulfStar Communications New Mexico Licensee, Inc., a New Mexico corporation, is a wholly owned subsidiary of GulfStar Communications New Mexico, Inc.

27. GulfStar Communications Arkansas Licensee, Inc., a Arkansas corporation, is a wholly owned subsidiary of GulfStar Communications Arkansas, Inc.

28. GulfStar Communications Corpus Christi Licensee, Inc., a Texas corporation, is a wholly owned subsidiary of GulfStar Communications Corpus Christi, Inc.

29. GulfStar Communications Waco Licensee, Inc., a Texas corporation, is a wholly owned subsidiary of GulfStar Communications Waco, Inc.

30. GulfStar Communications Lubbock Licensee, Inc., a Delaware corporation, is a wholly owned subsidiary of GulfStar Communications Lubbock, Inc.

31. GulfStar Communications Killeen Licensee, Inc., a Delaware corporation, is a wholly owned subsidiary of GulfStar Communications Killeen, Inc.

32. Capstar Acquisition Company, Inc., a Delaware corporation, Pacific Star Communications, Inc., a Delaware corporation, and Central Star Communications, Inc., a Delaware corporation, are wholly-owned subsidiaries of Capstar Radio Broadcasting Partners, Inc.

33. Benchmark Communications Holdings, Inc., a Delaware corporation, is a wholly-owned subsidiary of Capstar Radio Broadcasting Partners, Inc.

34. The following entities are wholly-owned subsidiaries of Benchmark Communications Holdings, Inc.:

         a.      Radioco I, Inc., a Maryland corporation.
         b.      Radioco II, Inc., a Maryland corporation.
         c.      BC Funds Co., Inc., a Maryland corporation.

35. Benchmark Communications Holdings, Inc. is the general partner and Radioco I, Inc. and Radioco II, Inc. are the limited partners of Benchmark Communications Radio Limited Partnership, a Maryland limited partnership.

36. Benchmark Jackson, L.L.C., a Delaware limited liability company, is a wholly-owned subsidiary of Benchmark Communications Radio Limited Partnership.

37. Benchmark Communications Radio Limited Partnership is the general partner and BC Funds Co., Inc. is the limited partner of the following entities:
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         a.      Benchmark Radio Acquisition Fund I Limited Partnership, a
                 Maryland limited partnership.
         b. Benchmark Radio Acquisition Fund IV Limited Partnership, a Maryland limited partnership.
         c. Benchmark Radio Acquisition Fund VII Limited Partnership, a Maryland limited partnership.
         d. Benchmark Radio Acquisition Fund VIII Limited Partnership, a Maryland limited partnership.

38. Benchmark Communications Radio Limited Partnership is the general partner and Country Heartliners, Inc., a Delaware corporation, is the limited partner of the following entities:

         a. Benchmark Radio Acquisition Fund IX Limited Partnership, a Maryland limited partnership.
         b. Benchmark Radio Acquisition Fund XI Limited Partnership, a Maryland limited partnership.

39. Benchmark Radio Acquisition Fund I Limited Partnership is the general partner and Benchmark Communications Radio Limited Partnership is the limited partner of the following entities:

         a. WDOV License Limited Partnership, a Maryland limited partnership.
         b WDSD License Limited Partnership, a Maryland limited partnership.
         c. WSRV Licenses Limited Partnership, a Maryland limited partnership.

40. Benchmark Radio Acquisition Fund IV Limited Partnership is the general partner and Benchmark Communications Radio Limited Partnership is the limited partner of the following entities:

         a. Benchmark Radio Acquisition Fund V Limited Partnership, a Maryland limited partnership.
         b. WOSC License Limited Partnership, a Maryland limited partnership.
         c. WKOC License Limited Partnership, a Maryland limited partnership.
         d. WWFG License Limited Partnership, a Maryland limited partnership.

41. Benchmark Radio Acquisition Fund V Limited Partnership is the general partner and Benchmark Communications Radio Limited Partnership is the limited partner of the following entities:

         a.      WCOS(AM) License Limited Partnership,  a Maryland limited
                 partnership.
         b.      WCOS-FM License Limited Partnership, a Maryland limited
                 partnership.
         c.      WHKZ License Limited Partnership, a Maryland limited
                 partnership.
         d.      WVOC License Limited Partnership, a Maryland limited
                 partnership.
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42.      Congaree Broadcasters, Inc., a South Carolina corporation, is a wholly-owned subsidiary of Benchmark Radio Acquisition Fund V Limited Partnership.

43. Benchmark Radio Acquisition Fund VII Limited Partnership is the general partner and Benchmark Communications Radio Limited Partnership is the limited partner of the following entities:

         a. WJMZ License Limited Partnership, a Maryland limited partnership.

44. The following entities are wholly-owned subsidiaries of Benchmark Radio Acquisition Fund VII Limited Partnership:

         a. Benchmark Greenville, L.L.C., a Delaware limited liability company.
         b.      Country Heartliners, Inc., a Delaware corporation.

45. Benchmark Greenville, L.L.C. is the general partner and Benchmark Communications Radio Limited Partnership is the limited partner of the following entities:

         a. WESC(AM) License Limited Partnership, a Maryland limited partnership.
         b WESC-FM License Limited Partnership, a Maryland limited partnership.
         c. WFNQ License Limited Partnership, a Maryland limited partnership.

46. Benchmark Radio Acquisition Fund VIII Limited Partnership is the general partner and Benchmark Communications Radio Limited Partnership is the limited partner of the following entities:

         a. WUSQ License Limited Partnership, a Maryland limited partnership.
         b WNTW License Limited Partnership, a Maryland limited partnership.
         c. WYYD License Limited Partnership, a Maryland limited partnership.
         d. WROV(AM) License Limited Partnership, a Maryland limited partnership.
         e. WROV-FM License Limited Partnership, a Maryland limited partnership.


47. Benchmark Radio Acquisition Fund VI LC, a Maryland limited liability company, is a wholly-owned subsidiary of Benchmark Acquisition Fund VIII Limited Partnership.